EXHIBIT 10.16

Papertradex Europe Limited
Suite 5.18, 130 Shaftesbury Avenue
London, W1D 5EU. United Kingdom

Dated: 28th December 2006

FOR THE FISCAL YEAR ENDING 30TH SEPTEMBER 2006

I, Rory Oliver, the Managing Director of Papertradex Europe Limited, confirm that my annual GROSS salary for the above fiscal year remained at £35,000.

The below table summarises the gross and net amounts I was due to receive during this period, those highlighted in yellow are the amounts I have not yet received due to insufficient funds in the company.

	Gross	Net
Oct-05	£2,916.67	£1,914.99
Nov-05	£2,916.67	£1,914.75
Dec-05	£2,916.67	£1,914.97
Jan-06	£2,916.67	£1,914.76
Feb-06	£2,916.67	£1,914.98
Mar-06	£2,916.67	£2,138.75
Apr-06	£2,916.67	£2,238.46
May-06	£2,916.67	£2,151.61
Jun-06	£2,916.67	£1,917.99
Jul-06	£2,916.67	£1,918.01
Aug-06	£2,916.67	£1,918.21
Sep-06	£2,916.67	£1,917.99
	£35,000.04	£23,775.47

The forgone wages will be reimbursed as soon as the company receives sufficient funding.

Other than that set out above, there is no further obligation by the Company or any company it is owned by or has any association with, to pay me any further salary for the fiscal year ending 30th September 2006.

I accept that the above summary is true, and that this letter supercedes any previous agreement between myself and the company.

Signed: /s/ Rory Oliver                                                          (Rory Oliver)

Dated: 29 December 2006